                                                                   EXHIBIT 5.1

                                 GRAUBARD MILLER
                                600 THIRD AVENUE
                            NEW YORK, NEW YORK 10016

                                                             April 7, 2004

CPI Aerostructures, Inc.
200A Executive Drive
Edgewood, New York  11717

Ladies and Gentlemen:

                  Reference is made to the Registration Statement on Form S-3
("Registration Statement") filed by CPI Aerostructures, Inc. ("Company") under the Securities Act of 1933, as amended ("Act"), with respect to an aggregate of
220,000 shares of common stock, par value $.001 per share ("Common Stock").

                  We have examined such documents and considered such legal
matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

                  Based upon the foregoing, it is our opinion that the share of
Common Stock to be issued upon the exercise of warrants and options, when issued in accordance with the terms of the governing instruments, will be legally issued, fully paid and nonassessable.

                  In giving this opinion, we have assumed that all certificates for the Company's shares of Common Stock have been duly executed on behalf of the Company by the Company's transfer agent and registered by the Company's registrar, if necessary, and will conform, except as to denominations, to specimens which we have examined.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus
forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the
Act, or the rules and regulations promulgated thereunder.

                                                          Very truly yours,
                                                          /s/ Graubard Miller